Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-234081 and 333-234079) and Registration Statement on Form S-3 (No. 333-234703) of PowerFleet, Inc. of our reports dated March 26, 2018 and February 22, 2019 relating to the financial statements of POINTER SA (PTY) LTD., which appears in this Current Report on Form 8-K/A.

/s/ Mazars Certified Public Accountants

Mazars Certified Public Accountants

Cape Town, South Africa

December 18, 2019